                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, and 333-86469 on Form S-3, and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875,
33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068, 33-41823, 33-48175,
333-09633, 333-09655, 333-09637, 333-22003, 333-30649, 333-42503, 333-34517-2,
333-42549, 333-45183, 333-47537, 333-69505, 333-75303 and 333-78475 on Form S-8
of our report dated October 8, 1999, (which expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation as described in
Note 18, and the change in the method of recognizing revenue and membership solicitation costs as described in Note 2) appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
    ---------------------
Parsippany, New Jersey
October 8, 1999